Exhibit 5.1

[LETTERHEAD OF HARNEY WESTWOOD & RIEGELS]

Your Ref

3 February 2003	Our Ref 013322-0008-WAW

OpenTV Corp.

401 East Middlefield Road

Mountain View

CA 94043

Dear Sirs:

OpenTV Corp.—IBC No. 346535

We have been asked as counsel to OpenTV Corp., a British Virgin Islands company (the “Company”), to provide this legal opinion in connection with the registration under the United States Securities Act of 1933, as amended (the “Securities Act”), of Class A Ordinary shares, no par value, of the Company (the “Shares”) to be offered by the Company in the merger (the “Merger”) of ACTV Merger Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), with and into ACTV, Inc. (“ACTV”), as contemplated by an Agreement and Plan of Merger, dated as of September 26, 2002, by and among the Company, Merger Sub and ACTV (the “Agreement”). In the Merger, the Company will issue a fraction of a Class A ordinary share for each share of ACTV common stock outstanding on the closing date of the Merger. The Shares are described in the Joint Proxy Statement/Prospectus (the “Prospectus”) included in the Registration Statement on Form S-4, Reg. No. 333-             filed by the Company with the United States Securities and Exchange Commission (the “Registration Statement”) to which this opinion is an exhibit.

This opinion is being furnished at your request, to you for filing as Exhibit 5.1 to the Registration Statement.

1.	For the purpose of this opinion we have reviewed the following documents:

(a)	The Registration Statement;

(b)	a copy of the executed Agreement;

(c)	the Memorandum and Articles of Association and certificate of incorporation of the Company obtained from the British Virgin Islands Companies Registry on 3 February 2003;

(d)	copies of the unanimous written consent of the directors of the Company dated 31 January 2003 containing unanimous resolutions of the directors of the Company (the “Directors’ Resolutions”) ratifying the entry into the Agreement and authorizing the issuance of the Shares;

(e)	an original Registered Agent’s Certificate Dated 3 February 2003 issued by Havelet Trust Company (BVI) Limited, the Registered Agent of the Company in the British Virgin Islands;

(f)	the public records of the Company as at 13 January 2003 on file with, and available for inspection at, the Registry of Corporate Affairs in the British Virgin Islands; and

(g)	the records of proceedings on file with, and available for inspection on 3 February 2003 at the High Court of Justice, British Virgin Islands.

2.	For the purposes of this opinion we have assumed without further enquiry:

(a)	the authenticity of all documents submitted to us as originals, the conformity with the originals thereof of all documents submitted to us as copies and the authenticity of such originals;

(b)	the genuineness of all signatures and seals;

(c)	the accuracy and completeness of all corporate minutes, resolutions and records which we have seen;

(d)	the accuracy of any and all representations of fact expressed in the documents we have examined; and

(e)	that the Company has full authority and was duly authorized to enter into, execute and deliver the Agreement and issue the Shares by means of resolutions in the form of the Directors’ Resolutions passed at a duly convened and quorate meeting of the board of directors of the Company in accordance with the provisions of the Company’s Memorandum and Articles of Association.

3.	This legal opinion is confined to and given on the basis of the new laws in the British Virgin Islands at the date hereof and as currently applied by the courts of the British Virgin Islands. We have not investigated and we do not express or imply nor are we qualified to express or imply any opinion on the laws of any other jurisdiction.

4.	Based on the foregoing, we are of the opinion that the Shares to be offered and sold by the Company have been legally authorized and, when issued in the Merger as described in the Registration Statement pursuant to the terms described in the Registration Statement and the Director’s resolutions, and paid for at least to the extent of their par value, will be validly issued, fully paid and non-assessable.

5.	In connection with the above opinion, we hereby consent:

(a)	to the use of our name in the Registration Statement, the joint proxy statement/prospectus constituting a part thereof and all amendments thereto; and

(b)	to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

This opinion is addressed to you and may be relied upon by you and your counsel. This opinion is limited to the matters detailed herein and is not to read as an opinion with respect to any other matter.

Yours faithfully

/s/    HARNEY WESTWOOD & RIEGELS

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